SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549




                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): October 27, 1999

                         Cooper Tire & Rubber Company
                         ----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                         1-4329                     34-4297750
----------------              -------------------         ---------------------
(State or other               (Commission File            (IRS Employer Number)
 jurisdiction of              Identification No.)
 incorporation)


                 Lima & Western Avenues, Findlay, Ohio   45840
                 ---------------------------------------------
                    (Address of principal executive offices)


                                (419) 423-1321
                                --------------
             (Registrant's telephone number, including area code)


                    The Exhibit Index is located at page 8.

Item 2.  Acquisition of Assets

         On October 27, 1999 Cooper Tire & Rubber Company ("Cooper"), a Delaware corporation, completed its previously announced acquisition of The Standard Products Company ("Standard"), an Ohio corporation, following approval by Standard's shareholders at a meeting of Standard's shareholders held on October 26, 1999. Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 27, 1999, by and among Cooper, Standard and CTB Acquisition Company ("CTB"), an Ohio corporation and wholly owned subsidiary of Cooper, CTB merged with and into Standard. Each share of Standard common stock was converted into the right to receive $36.50 in cash. Payment to Standard's shareholders has been funded through borrowings under Cooper's credit facilities. The merger consideration and other terms of the Merger Agreement were determined through arm's length negotiations between Cooper and Standard.
         The Company's press release issued October 27, 1999 is hereby incorporated by reference and included as Exhibit 99 of this report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) Financial Statements of Businesses Acquired. Standard's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 is incorporated by reference.

 (b)     Pro Forma Financial Information.

              Certain of the Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed. Limited Pro Forma Financial Information is presented in this Form 8-K.

                    UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

              The unaudited pro forma condensed statements of income for the 12 months ended December 31, 1998 have been prepared by combining the consolidated statement of income of Cooper for its fiscal year ended December 31, 1998 with the consolidated statement of income of Standard for the 12 months ended December 31, 1998. The unaudited pro forma condensed statements of income for the nine months ended September 30, 1999 have been prepared by combining the consolidated statements of income of Cooper and Standard for the nine months ended September 30, 1999. These combined results were adjusted to give effect to the merger as if it had occurred on January 1, 1998 and January 1, 1999 and include adjustments for amortization of goodwill and interest expense. Income taxes are provided for at an incremental rate of 40% for interest expense adjustments.

              The unaudited pro forma condensed balance sheet at September 30, 1999 has been prepared by combining the consolidated balance sheets as of September 30, 1999 of Cooper and Standard, which have been adjusted to give effect to the merger as if it had occurred on September 30, 1999 and include adjustments for purchase accounting and borrowings by Cooper to finance the acquisition.

              Cooper intends to finance the acquisition on a long-term basis using fixed rate debt. At the closing date, Cooper financed the acquisition with borrowings under its existing long-term and short-term credit facilities. Cooper's current interest rates approximate 8.0% for long-term borrowings and approximate 5.7% for short-term borrowings. For the unaudited pro forma condensed financial statements presented herein, $150 million of the financing has been classified as long term, as this is the maximum amount that can be borrowed under existing long-term arrangements.

              The merger of Cooper and Standard will be accounted for as a purchase transaction. Cooper will have a valuation performed on certain of Standard's tangible assets (principally property, plant and equipment) and identifiable intangible assets to establish their fair values. In the meantime, Cooper has valued Standard's property, plant and equipment at Standard's historical cost. The excess of cost over the values preliminarily assigned to the net assets acquired, which has been classified as goodwill in the accompanying pro forma balance sheet, will be allocated to tangible and identified intangible assets and to goodwill. The assumed estimated useful lives of these assets is thirty years.

              Cooper expects to achieve cost savings and synergies through the integration of the operations of Standard with those of Cooper. The unaudited pro forma condensed financial statements set forth herein do not reflect any of these anticipated cost savings and synergies.

              The unaudited pro forma condensed financial statements do not necessarily reflect the actual results of operations or financial position of Cooper which would have resulted had the merger occurred on January 1, 1998 and January 1, 1999. The pro forma information is not necessarily indicative of future results of operations for the combined companies. The unaudited pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Cooper and Standard incorporated into this document by reference.

                       UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                     Nine months ended
                                    September 30, 1999
                                   ---------------------  Pro Forma   Pro Forma
                                     Cooper    Standard  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
                                      (In thousands except per share amounts)
         Revenues:
           Net sales               $1,495,122 $  840,132             $2,335,254
           Other income                 1,525      2,767                  4,292
                                    ---------  ---------              ---------
                                    1,496,647    842,899              2,339,546
         Costs and expenses:
           Cost of products sold    1,222,304    720,171 $  9,040 (A) 1,951,515
           Selling, general and
             administrative           100,044     63,899                163,943
           Nonrecurring charge                    23,512                 23,512
           Interest                    11,209     11,271   28,951 (B)    51,431
                                    ---------  ---------  -------     ---------
                                    1,333,557    818,853   37,991     2,190,401
                                    ---------  ---------  -------     ---------
         Income before income
           taxes                      163,090     24,046  (37,991)      149,145
         Provision for income
           taxes                       59,143     10,092  (11,580)(C)    57,655
                                    ---------  ---------  -------     ---------
         Net income                $  103,947 $   13,954 $(26,411)   $   91,490
                                    =========  =========  =======     =========
         Average common shares
           outstanding - diluted       75,895                            75,895
         Net income per share -
           diluted                      $1.37                             $1.21
        Ratio of earnings to
           fixed charges (G)            11.2x                              3.5x

                                    Twelve months ended
                                     December 31, 1998
                                   ---------------------  Pro Forma   Pro Forma
                                     Cooper    Standard  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
                                      (In thousands except per share amounts)
         Revenues:
           Net sales               $1,876,125 $1,080,645             $2,956,770
           Other income                 3,635      1,975                  5,610
                                    ---------  ---------              ---------
                                    1,879,760  1,082,620              2,962,380
         Costs and expenses:
           Cost of products sold    1,545,489    933,640 $ 12,500 (A) 2,491,629
           Selling, general and
             administrative           120,830     78,952                199,782
           Interest                    15,224     12,792   38,602 (B)    66,618
                                    ---------  ---------  -------     ---------
                                    1,681,543  1,025,384   51,102     2,758,029
                                    ---------  ---------  -------     ---------
         Income before income
           taxes                      198,217     57,236  (51,102)      204,351
         Provision for income
           taxes                       71,250     20,076  (15,441)(C)    75,885
                                    ---------  ---------  -------     ---------
         Net income                $  126,967 $   37,160 $(35,661)   $  128,466
                                    =========  =========  =======     =========
         Average common shares
           outstanding - diluted       77,656                            77,656
         Net income per share -
           diluted                      $1.64                             $1.65
         Ratio of earnings to
           fixed charges (G)            10.0x                              3.6x



                                          As of
                                    September 30, 1999
                                   --------------------   Pro Forma   Pro Forma
                                     Cooper    Standard  Adjustments  Combined
                                   ----------  --------  ----------- ----------
                                                    (In thousands)
         Current assets:
           Cash and cash
             equivalents           $   40,302  $ 21,057              $   61,359
           Accounts receivable        412,548   167,196 $ 50,000 (E)    629,744
           Inventories                167,811    56,770   12,964 (D1)   237,545
           Prepaid expenses and
             deferred income taxes     23,349    37,675   (2,119)(D2)    58,905
                                    ---------   -------  -------      ---------
               Total current assets   644,010   282,698   60,845        987,553

         Property, plant and
           equipment                  908,597   325,289               1,233,886
         Goodwill                           -    70,834  (70,834)(D3)
                                                         430,878 (D9)   430,878
         Intangibles and other
           assets                     100,190    55,100   (1,281)(D2)   154,009
                                    ---------   -------  -------      ---------
               Total assets        $1,652,797  $733,921 $419,608     $2,806,326
                                    =========   =======  =======      =========

         Current liabilities:
           Short-term debt and
             current portion of
             long-term debt        $   11,501  $ 22,077 $ 14,600 (D5)
                                                         497,100 (E)
                                                           5,000 (D6)
                                                         130,000 (F)  $ 680,278
         Accounts payable and
           accrued liabilities        205,423   202,032                 407,455
                                    ---------   -------  -------      ---------
               Total current
                 liabilities          216,924   224,109  646,700      1,087,733

         Long-term debt               205,119   184,230  150,000 (E)
                                                        (130,000)(F)    409,349
         Postretirement benefits
           other than pensions        155,985    24,750      119 (D4)   180,854
         Other long-term
           liabilities                 50,287    23,194    8,453 (D2)    81,934
         Deferred income taxes         76,977    27,417   (5,443)(D7)    98,951
         Stockholders' equity:
           CTB stockholders' equity   947,505         -        -        947,505
           SPD stockholders' equity         -   250,221 (250,221)(D8)         -
                                    ---------   -------  -------      ---------
                                      947,505   250,221 (250,221)       947,505
                                    ---------   -------  -------      ---------
               Total liabilities
                 and stockholders'
                 equity            $1,652,797  $733,921 $419,608     $2,806,326
                                    =========   =======  =======      =========


               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(A) To amortize over 30 years the excess of the purchase price over the fair value of net assets required, net of goodwill amortization previously recorded by Standard.

(B) To adjust interest expense to reflect the borrowings described in the "Unaudited Pro Forma Condensed Financial Information" at current interest rates for short-term (5.7%) and long-term (8.0%) debt.

(C) To provide for income taxes at an incremental tax rate of 40% for interest expense adjustments.

(D) To allocate on a preliminary basis the purchase price for Standard as follows (in thousands):
     D1  Adjust acquired inventories to estimated fair value         $  12,964
     D2  Adjust pension liability to reflect the excess of the
         benefit obligations over the fair value of plan assets        (11,853)
     D3  Eliminate the goodwill related to Standard's acquisitions
         of businesses in prior years                                  (70,834)
     D4  Adjust liability for postretirement benefits to estimated
         benefit obligation                                               (119)
     D5  Record additional debt to be incurred by Standard relating
         to its stock options and restricted shares                    (14,600)
     D6  Record additional debt to be incurred for estimated
         transaction expenses                                           (5,000)
     D7  Record income taxes for adjustments D1, D2, D4 and D5
         assuming a 40% incremental tax rate                             5,443
     D8  Eliminate shareholders' equity of Standard                    250,221
     D9  Record preliminary estimate of the excess of the purchase
         price over the fair value of the net assets acquired          430,878
                                                                       -------
                                                                      $597,100
                                                                      ========

     The estimated aggregate purchase price is derived as follows:
        Acquisition of Standard outstanding common shares at
        $36.50 per share                                              $584,400
        Estimated transaction costs                                      5,800
        Costs related to change of control agreements and employment
        contracts                                                        6,900
                                                                       -------
                                                                      $597,100
                                                                      ========

(E) To record the debt incurred to finance the acquisition and reflect the termination of Standard's accounts receivable factoring program.

(F) To reclassify borrowings under Standard's credit agreement from long-term debt to short-term debt.

(G) Earnings used to calculate the ratio of earnings to fixed charges consist of pro forma consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. Fixed charges consist of interest on all indebtedness (including capital lease obligations), amortization of debt expense, capitalized interest, and the portion of interest expense on operating leases deemed representative of the interest factor.


         Cooper also incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

 (c)     Exhibits.  The following exhibits are filed herewith:

         (2) Agreement and Plan of Merger, dated as of July 27,1999, by and among Cooper, Standard and CTB (Incorporated by reference to Appendix A to the proxy statement-prospectus included in Cooper's Registration Statement on Form S-4 (File No. 333-86559) filed on September 3, 1999)

         (23) Consent of Arthur Andersen LLP

         (99) Cooper's press release, issued October 27, 1999, announcing the completion of the acquisition of Standard



                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Cooper has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COOPER TIRE & RUBBER COMPANY


Date:	November 5, 1999                    By: /S/ Eileen B. White
                                              -----------------------------
                                              Corporate Controller
                                              (Principal Accounting Officer)

                               EXHIBIT INDEX


EXHIBIT   DESCRIPTION
-------   -----------

 (2) Agreement and Plan of Merger, dated as of July 27,1999, by and among Cooper, Standard and CTB (Incorporated by reference to Appendix A to the proxy statement-prospectus included in Cooper's Registration Statement on Form S-4 (File No. 333-86559) filed on September 3,
          1999)

 (23)     Consent of Arthur Andersen LLP

 (99) Cooper's press release, issued October 27, 1999, announcing the completion of the acquisition of Standard

                                                                 Exhibit (23)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated July 22, 1999 and August 23, 1999, included in The Standard Products Company's Form 10-K for the year ended June 30, 1999. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1999 or performed any audit procedures subsequent to the date of our report.



/S/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP



Detroit, Michigan
November 4, 1999

                                                                 Exhibit (99)


COMPANY CONTACT:   PHILIP G. WEAVER                     FOR IMMEDIATE RELEASE
                   (419) 424-4320                       OCTOBER 27, 1999

                         COOPER TIRE & RUBBER COMPANY
            COMPLETES ACQUISITION OF THE STANDARD PRODUCTS COMPANY

FINDLAY, OHIO, OCTOBER 27, 1999 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) officials today completed the acquisition of The Standard Products Company (NYSE:SPD) following approval yesterday by The Standard Products Company shareholders. Each common share of Standard was converted into the right to receive $36.50 in cash.

On July 27, Cooper announced that a definitive merger agreement had been reached to acquire The Standard Products Company. The combination makes Cooper North America's largest manufacturer of automotive sealing systems, a core product in its automotive group, and will also significantly expand the company's global presence, a key element in its strategic growth plan. On a combined basis, the company expects to generate approximately $3.2 billion in annual revenues in its first full year of operation, of which approximately half will come from tire operations and half from automotive products.

Company Description

Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of rubber and plastic products for consumers. Products for Cooper's tire group include automobile and truck tires, inner tubes, tread rubber and equipment for the replacement market. In the automotive group, Cooper is an original equipment supplier of sealing, trim, vibration control and hose systems for the automotive industry in North America, Europe and South America. Other products for this group include rubber and plastic sealing components for the refrigeration industry in North America. Cooper has more than 20,000 employees and 50 manufacturing facilities in nine countries. For more information, visit the company's web site at: www.coopertire.com.

Forward-Looking Statement

This report contains forward-looking statements regarding expectations for future financial performance which involve uncertainty and risk. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, fluctuations in raw material and energy prices, changes in interest and foreign exchange rates, regulatory and other approvals, the cyclical nature of the automotive industry, risks associated with integrating the operations of The Standard Products Company and the failure to achieve synergies or savings anticipated in the merger, and other unanticipated events and conditions.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.